UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

In a press release dated August 26, 2015, Advaxis, Inc. (“Advaxis” or the “Company”) announced that it had entered into a licensing agreement with Knight Therapeutics Inc. (TSX:GUD) (“Knight”), a Canadian-based specialty pharmaceutical company focused on acquiring, in-licensing, selling and marketing innovative prescription and over-the-counter pharmaceutical products, to commercialize in Canada Advaxis’s product candidates.

In connection with the licensing agreement, Knight is purchasing directly from Advaxis 359,454 shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”) at $13.91 per share, which represents a seven percent premium to the price of Advaxis’s common stock at market close on August 25, 2015. In addition, Sectoral Asset Management, a leading Canadian-based global healthcare investment advisor (“Sectoral”), is purchasing 1,437,815 shares at $13.91 per share directly from Advaxis on behalf of its clients. The combined gross proceeds to Advaxis from these direct investments is $25 million.

Under the terms of the licensing agreement, Knight will be responsible to conduct and fund all regulatory and commercial activities in Canada. Advaxis is eligible to receive double digit royalty as well as approximately $33 million cumulative sales milestones.

Item 8.01. Other Events.

On August 25, 2015, the Company entered into a securities purchase agreement with both Knight and Sectoral (the “Purchasers”). Pursuant to the securities purchase agreement, the Company agreed to sell to the Purchasers, and the Purchasers agreed to purchase from the Company, a total of 1,797,269 shares (the “Shares”) of Common Stock. A copy of the securities purchase agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The sale of the Shares closed on August 28, 2015. Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein. The sale of the Shares was registered pursuant to a Registration Statement (No. 333- 203497) on Form S-3 and filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the securities purchase agreement and opinion by reference into such Registration Statements.

The estimated expenses incurred by the Company in connection with its issuance and distribution of the shares of common stock are set forth in the following table:

SEC Registration Fee	$2,905
Legal Fees and Expenses	35,000
Total	$37,905

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Securities Purchase Agreement, dated as of August 25, 2015, between Advaxis, Inc., Knight Therapeutics Inc., and Sectoral Asset Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: August 28, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Securities Purchase Agreement, dated as of August 25, 2015, between Advaxis, Inc., Knight Therapeutics Inc., and Sectoral Asset Management.